Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS
Strong Acceleration of Demand During March Drives Improvement in Organic Growth Profile
ATLANTA, GEORGIA, April 22, 2026: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the first quarter of 2026.
Key Highlights

•First quarter revenues were $906 million, an increase of 10.2% over the first quarter of 2025 with organic revenues* increasing 6.6%.
•Quarterly operating income was $145 million, an increase of 2.0% over the first quarter of 2025. Quarterly operating margin was 16.1%, a decrease of 120 basis points compared to the first quarter of 2025. Adjusted operating income* was $153 million, an increase of 4.0% over the prior year. Adjusted operating margin* was 16.9%, a decrease of 100 basis points compared to the prior year.
•Adjusted EBITDA* was $179 million, an increase of 4.4% over the prior year. Adjusted EBITDA margin* was 19.8%, a decrease of 110 basis points versus the first quarter of 2025.
•Quarterly net income was $108 million, an increase of 2.5% over the prior year. Adjusted net income* was $113 million, an increase of 5.0% over the prior year.
•Quarterly EPS was $0.22 per diluted share in the first quarter of 2026 and 2025. Adjusted EPS* was $0.24 per diluted share, an increase of 9.1% over the prior year.
•Operating cash flow was $118 million for the quarter, a decrease of 19.4% compared to the prior year. Free cash flow* was $111 million for the quarter, a decrease of 20.6% compared to the prior year. Cash flow was negatively impacted by $40 million due to the timing of tax payments associated with our tax credit planning strategy, as well as $9 million due to the transition to semi-annual interest payments on our 2035 senior notes. The Company invested $18 million in acquisitions, $7 million in capital expenditures, and paid dividends totaling $88 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.
Management Commentary
"Our results for the first quarter reflect our resilient business model and the ongoing focus of our teammates on operational excellence,” said Jerry Gahlhoff, Jr., President and CEO. “We continue to invest in our business by focusing on organic demand generation activities, while also strengthening our Rollins family of brands through strategic M&A like the Romex acquisition we made in April. Our peak season is off to a strong start, and we are well-positioned from a staffing and service perspective to deliver for our customers,” Mr. Gahlhoff added.

"We are encouraged by the sequential improvement in growth as we moved through the quarter, particularly as we exited the quarter with approximately 12 percent total growth and over 8 percent organic growth in March,” said Kenneth Krause, Executive Vice President and CFO. “While margin performance was muted by pressures from insurance and claims, as well as deleverage from people costs and selling investments on lower volume early in the quarter, we anticipate improving profitability in our underlying operations as we enter peak season. We continue to execute a balanced capital allocation program enabled by compounding cash flow and a strong balance sheet,” Mr. Krause concluded.

Three Months Ended Financial Highlights

	Three Months Ended March 31,
			Variance
(unaudited, in thousands, except per share data and margins)	2026	2025	$	%
GAAP Metrics
Revenues	$906,424	$822,504	$83,920	10.2%
Gross profit (1)	$460,902	$422,370	$38,532	9.1%
Gross profit margin (1)	50.8%	51.4%		-60 bps
Operating income	$145,486	$142,648	$2,838	2.0%
Operating margin	16.1%	17.3%		-120 bps
Net income	$107,838	$105,248	$2,590	2.5%
EPS	$0.22	$0.22	$—	—%
Net cash provided by operating activities	$118,367	$146,892	$(28,525)	(19.4)%

Non-GAAP Metrics
Adjusted operating income (2)	$152,793	$146,861	$5,932	4.0%
Adjusted operating margin (2)	16.9%	17.9%		-100 bps
Adjusted net income (2)	$113,229	$107,868	$5,361	5.0%
Adjusted EPS (2)	$0.24	$0.22	$0.02	9.1%
Adjusted EBITDA (2)	$179,469	$171,857	$7,612	4.4%
Adjusted EBITDA margin (2)	19.8%	20.9%		-110 bps
Free cash flow (2)	$111,228	$140,111	$(28,883)	(20.6)%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
(unaudited, in thousands)	2026		2025
	$	% of Revenue	$	% of Revenue
Revenue	$906,424	100.0%	$822,504	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	289,722	32.0%	261,724	31.8%
Materials and supplies	53,217	5.9%	48,491	5.9%
Insurance and claims	21,147	2.3%	16,524	2.0%
Fleet expenses	42,172	4.7%	36,857	4.5%
Other cost of services provided (1)	39,264	4.3%	36,538	4.4%
Total cost of services provided (exclusive of depreciation and amortization below)	445,522	49.2%	400,134	48.6%

Sales, general and administrative:
Selling and marketing expenses	111,999	12.4%	98,250	11.9%
Administrative employee expenses	89,749	9.9%	81,481	9.9%
Insurance and claims	12,583	1.4%	10,004	1.2%
Fleet expenses	10,262	1.1%	9,403	1.1%
Other sales, general and administrative (2)	58,325	6.4%	51,375	6.2%
Total sales, general and administrative	282,918	31.2%	250,513	30.5%

Depreciation and amortization	32,498	3.6%	29,209	3.6%
Interest expense, net	8,851	1.0%	5,796	0.7%
Other (income) expense, net	(463)	(0.1)%	(692)	(0.1)%
Income tax expense	29,260	3.2%	32,296	3.9%
Net income	$107,838	11.9%	$105,248	12.8%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with approximately 22,000 employees from more than 850 locations. Rollins is parent to Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, McCall Service, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, PermaTreat, Safeguard, Saela Pest Control, Trutech, Waltham Services, Western Pest Services, and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance, including expectations regarding seasonal profitability improvement and margin trends; Rollins' ongoing commitment to operational excellence; our resilient business model; a strategic approach to acquisitions, including statements regarding the anticipated benefits of the recent acquisitions such as Romex; compounding cash flow and strong balance sheet continuing to enable a balanced capital allocation strategy; a focus on pricing; a culture of continuous improvement supporting an improving margin profile; the stability of growth in our recurring and ancillary businesses; investing meaningfully in our business, including investments in organic demand generation and selling activities; intra-quarter trends in revenue growth, including monthly organic and total revenue growth rates; our staffing levels and readiness for peak season; and remaining well-positioned for continued growth.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, April 23, 2026 at 8:30 a.m. Eastern Time to discuss the first quarter 2026 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13759502. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$116,543	$100,004
Trade receivables, net	210,721	202,518
Financed receivables, short-term, net	44,243	44,723
Materials and supplies	44,128	42,982
Other current assets	98,043	82,455
Total current assets	513,678	472,682
Equipment and property, net	124,910	126,187
Goodwill	1,384,591	1,374,664
Intangibles, net	565,723	582,384
Operating lease right-of-use assets	412,690	424,528
Financed receivables, long-term, net	110,879	110,057
Other assets	47,763	50,021
Total assets	$3,160,234	$3,140,523
LIABILITIES
Short-term debt	$163,926	$123,683
Accounts payable	61,188	44,361
Accrued insurance – current	45,204	44,123
Accrued compensation and related liabilities	102,461	128,259
Unearned revenues	194,273	187,670
Operating lease liabilities – current	136,714	137,410
Other current liabilities	90,897	120,019
Total current liabilities	794,663	785,525
Accrued insurance, less current portion	88,274	79,157
Operating lease liabilities, less current portion	279,873	290,765
Long-term debt	486,627	486,147
Other long-term accrued liabilities	129,109	124,608
Total liabilities	1,778,546	1,766,202
STOCKHOLDERS’ EQUITY
Common stock	481,462	481,194
Retained earnings and other equity	900,226	893,127
Total stockholders’ equity	1,381,688	1,374,321
Total liabilities and stockholders’ equity	$3,160,234	$3,140,523

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
REVENUES
Customer services	$906,424	$822,504
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	445,522	400,134
Sales, general and administrative	282,918	250,513
Depreciation and amortization	32,498	29,209
Total operating expenses	760,938	679,856
OPERATING INCOME	145,486	142,648
Interest expense, net	8,851	5,796
Other (income) expense, net	(463)	(692)
CONSOLIDATED INCOME BEFORE INCOME TAXES	137,098	137,544
PROVISION FOR INCOME TAXES	29,260	32,296
NET INCOME	$107,838	$105,248
NET INCOME PER SHARE - BASIC AND DILUTED	$0.22	$0.22
Weighted average shares outstanding - basic	481,385	484,414
Weighted average shares outstanding - diluted	481,398	484,434
DIVIDENDS PAID PER SHARE	$0.1825	$0.1650

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net income	$107,838	$105,248
Depreciation and amortization	32,498	29,209
Change in working capital and other operating activities	(21,969)	12,435
Net cash provided by operating activities	118,367	146,892
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(18,488)	(27,191)
Capital expenditures	(7,139)	(6,781)
Other investing activities, net	1,060	1,405
Net cash used in investing activities	(24,567)	(32,567)
FINANCING ACTIVITIES
Net borrowings (repayments)	49,496	95,215
Payment of dividends	(87,849)	(79,910)
Cash paid for common stock purchased	(22,350)	(14,671)
Other financing activities, net	(15,489)	(5,246)
Net cash used in financing activities	(76,192)	(4,612)
Effect of exchange rate changes on cash and cash equivalents	(1,069)	1,834
Net increase (decrease) in cash and cash equivalents	$16,539	$111,547

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.

Adjusted operating income and adjusted operating margin

Adjusted operating income and adjusted operating margin are calculated by adding back to operating income those expenses associated with the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

Adjusted net income and adjusted EPS

Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin

EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses associated with the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.

Free cash flow and free cash flow conversion

Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income.

Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

Adjusted sales, general and administrative (“SG&A”)

Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.

Leverage ratio

Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding short-term debt and operating lease liabilities to total long-term debt less a cash adjustment of 90% of total consolidated cash. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.

Set forth below is a reconciliation of the non-GAAP financial measures contained in this release to their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended March 31,
			Variance
	2026	2025	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$906,424	$822,504	83,920	10.2
Revenues from acquisitions	(29,858)	—	(29,858)	3.6
Organic revenues	$876,566	$822,504	54,062	6.6

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$389,504	$356,313	33,191	9.3
Residential revenues from acquisitions	(18,145)	—	(18,145)	5.1
Residential organic revenues	$371,359	$356,313	15,046	4.2

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$311,726	$284,357	27,369	9.6
Commercial revenues from acquisitions	(5,371)	—	(5,371)	1.9
Commercial organic revenues	$306,355	$284,357	21,998	7.7

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$195,423	$172,130	23,293	13.5
Termite and ancillary revenues from acquisitions	(6,342)	—	(6,342)	3.7
Termite and ancillary organic revenues	$189,081	$172,130	16,951	9.8

Reconciliation of Franchise and Other Revenues to Organic Franchise and Other Revenues

Franchise and other revenues	$9,771	$9,704	67	0.7
Franchise and other revenues from acquisitions	—	—	—	—
Franchise and other organic revenues	$9,771	$9,704	67	0.7

	Three Months Ended March 31,
			Variance
	2026	2025	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Margin

Operating income	$145,486	$142,648
Acquisition-related expenses (1)	7,307	4,213
Adjusted operating income	$152,793	$146,861	5,932	4.0
Revenues	$906,424	$822,504
Operating margin	16.1%	17.3%
Adjusted operating margin	16.9%	17.9%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

Net income	$107,838	$105,248
Acquisition-related expenses (1)	7,307	4,213
Gain on sale of assets, net (2)	(61)	(692)
Tax impact of adjustments (3)	(1,855)	(901)
Adjusted net income	$113,229	$107,868	5,361	5.0
EPS - basic and diluted	$0.22	$0.22
Acquisition-related expenses (1)	0.02	0.01
Gain on sale of assets, net (2)	—	—
Tax impact of adjustments (3)	—	—
Adjusted EPS - basic and diluted (4)	$0.24	$0.22	0.02	9.1
Weighted average shares outstanding – basic	481,385	484,414
Weighted average shares outstanding – diluted	481,398	484,434

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$107,838	$105,248
Depreciation and amortization	32,498	29,209
Interest expense, net	8,851	5,796
Provision for income taxes	29,260	32,296
EBITDA	$178,447	$172,549	5,898	3.4
Acquisition-related expenses (1)	1,083	—
Gain on sale of assets, net (2)	(61)	(692)
Adjusted EBITDA	$179,469	$171,857	7,612	4.4
Revenues	$906,424	$822,504	83,920
EBITDA margin	19.7%	21.0%
Incremental EBITDA margin			7.0%
Adjusted EBITDA margin	19.8%	20.9%
Adjusted incremental EBITDA margin			9.1%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$118,367	$146,892
Capital expenditures	(7,139)	(6,781)
Free cash flow	$111,228	$140,111	(28,883)	(20.6)
Free cash flow conversion	103.1%	133.1%

	Three Months Ended March 31,
	2026	2025
Reconciliation of SG&A to Adjusted SG&A
SG&A	$282,918	$250,513
Acquisition-related expenses (1)	1,083	—
Adjusted SG&A	$281,835	$250,513

Revenues	$906,424	$822,504
Adjusted SG&A as a % of revenues	31.1%	30.5%

	Period Ended March 31, 2026	Period Ended December 31, 2025
Reconciliation of Debt and Net Income to Leverage Ratio
Short-term debt (5)	$163,926	$123,683
Long-term debt (6)	500,000	500,000
Operating lease liabilities (7)	416,587	428,175
Cash adjustment (8)	(104,889)	(90,004)
Adjusted net debt	$975,624	$961,854

Net income	$529,295	$526,705
Depreciation and amortization	128,033	124,744
Interest expense, net	31,613	28,558
Provision for income taxes	171,185	174,221
Operating lease cost (9)	163,890	159,924
Stock-based compensation expense	41,730	39,707
Adjusted EBITDAR	$1,065,746	$1,053,859

Leverage ratio	0.9x	0.9x

(1) Consists of expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration associated with the acquisitions of Fox Pest Control and Saela Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired companies is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total adjusted EPS calculations due to rounding.
(5) The Company's short-term borrowings are presented under the short-term debt caption of our condensed consolidated statement of financial position, net of unamortized discounts.
(6) As of March 31, 2026 and December 31, 2025, the Company had outstanding borrowings of $500 million from the issuance of our 2035 Senior Notes. These borrowings are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of unamortized discount and unamortized debt issuance costs. As of March 31, 2026 and December 31, 2025, the Company had no outstanding borrowings under the Revolving Credit Facility.
(7) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our condensed consolidated statement of financial position.
(8) Represents 90% of cash and cash equivalents per our condensed consolidated statement of financial position as of both periods presented.
(9) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.